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                                                                     Exhibit 23

                              ACCOUNTANTS' CONSENT



   We consent to the incorporation by reference in the Registration Statement of
H. J. Heinz Company SAVER Plan on Form S-8 (File No. 33-32563) of our report dated June 16, 1998 on our audits of the financial statements of the H. J. Heinz Company SAVER Plan as of December 31, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 11-K.


                                                  /s/ Coopers & Lybrand L.L.P.

                                                  COOPERS & LYBRAND L.L.P.



Pittsburgh, Pennsylvania
June 25, 1998